Exhibit 10.1

AMENDMENT NO. 4 TO LOAN DOCUMENTS

SYPRIS SOLUTIONS, INC. (“Holdings”), SYPRIS TECHNOLOGIES, INC. (“Technologies”), SYPRIS ELECTRONICS, LLC (“Electronics”), SYPRIS DATA SYSTEMS, INC. (“Data Systems”), SYPRIS TECHNOLOGIES MARION, LLC (“Marion”), SYPRIS TECHNOLOGIES KENTON, INC. (“Kenton”), SYPRIS TECHNOLOGIES MEXICAN HOLDINGS, LLC (“Mexican Holdings”), SYPRIS TECHNOLOGIES NORTHERN, INC. (“Northern”), SYPRIS TECHNOLOGIES SOUTHERN, INC. (“Southern”), and SYPRIS TECHNOLOGIES INTERNATIONAL, INC. (“International”) (each a “Borrower”, and collectively the “Borrowers”) and PNC BANK, NATIONAL ASSOCIATION, as Agent (“PNC”, and in such capacity, “Agent”) and Lender, agree as follows in this Amendment No. 4 to Loan Documents (the “Amendment”) effective as of September 30, 2015 (the “Effective Date”):

1.	Recitals.

1.1

As of May 12, 2011, Borrowers and PNC, as Lender and Agent, entered into a Revolving Credit and Security Agreement (as amended, extended, modified, or restated, the “Loan Agreement”). Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Loan Agreement as amended. The Loan Agreement, the Other Documents, and all related loan and/or security documents related thereto are referred to herein as the “Loan Documents”.

1.2	Borrowers have requested, and Agent and Lenders have agreed, to amend the Loan Documents, on the terms and subject to the conditions set forth herein.

2.	Amendments.

2.1	New Definition. Section 1.2 of the Loan Agreement is hereby amended to add the following defined term in alphabetical order:

“Fourth Amendment Date” shall mean September 30, 2015.

2.2	Definition. Section 1.2 of the Loan Agreement is hereby amended by amending and restating the following defined term:

“Maximum Revolving Advance Amount” shall mean $8,500,000.

2.3	Borrowing Base. Section 2.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

2.1.     Revolving Advances.

(a)     Amount of Revolving Advances. Subject to the terms and conditions set forth in this Agreement including Section 2.1(b), each Lender, severally and not jointly, will make Revolving Advances to Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (x) the Maximum Revolving Advance Amount, minus the Maximum Undrawn Amount of all Letters of Credit or (y) an amount equal to the sum of:

(i)     up to 85% of Eligible Receivables, plus

(ii)     up to the lesser of (A) 75% of Eligible Finished Goods Inventory, or (B) 85% of the appraised orderly liquidation value of Eligible Finished Goods Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its Permitted Discretion exercised in good faith), in each case other than Meritor Guaranteed Inventory, plus

(iii)     up to the lesser of (A) 65% of Eligible Raw Material Inventory, or (B) 85% of the appraised orderly liquidation value of Eligible Raw Materials Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its Permitted Discretion exercised in good faith), in each case other than Meritor Guaranteed Inventory, plus

(iv)     up to the lesser of (A) 65% of Eligible Work-In-Process Inventory, (B) 85% of the appraised orderly liquidation value of Eligible Work-In-Process Inventory (as evidenced by an Inventory appraisal satisfactory to Agent in its Permitted Discretion exercised in good faith), in each case other than Meritor Guaranteed Inventory, or (C) $10,000,000 plus

(v)     up to 90% of the net book value of Meritor Guaranteed Inventory, minus

(vi)     the amount by which the sum of Section 2.1(a)(y)(ii) plus Section 2.1(a)(y)(iii) plus Section 2.1(a)(y)(iv) plus Section 2.1(a)(y)(v) exceeds $10,000,000, plus

(vii)     the Maximum Undrawn Amount of all Letters of Credit, minus

(viii)     such reserves as Agent may deem proper and necessary from time to time in its Permitted Discretion, subject to Section 2.1(b) hereof.

The amount derived from the sum of Section 2.1(a)(y) at any time and from time to time shall be referred to as the “Formula Amount”. The Revolving Advances shall be evidenced by one or more secured promissory notes (collectively, the “Revolving Credit Note”) substantially in the form attached hereto as Exhibit 2.1(a).

(b)     Discretionary Rights. The Advance Rates may be increased or decreased by Agent at any time and from time to time in the exercise of its Permitted Discretion. Each Borrower consents to any such increases or decreases and acknowledges that decreasing the Advance Rates or increasing or imposing reserves may limit or restrict Advances requested by Borrowing Agent. The rights of Agent under this subsection are subject to the provisions of Section 16.2(b). Notwithstanding the foregoing, Agent agrees not to adjust the Advance Rates in effect on the Third Amendment Date or institute any new reserves, except to the extent reasonably required by Exigent Circumstances as determined by Agent in its Permitted Discretion.

(c)     Consigned Inventory. In the event that any Inventory supplied by Meritor after the Third Amendment Date becomes subject to a consignment or consignment agreement for which Agent has been noticed under applicable law, all Inventory related to Meritor products, including without limitation, Meritor Guaranteed Inventory, shall be immediately deemed to be ineligible under the Formula Amount.

3.	Representations, Warranties and Covenants. To induce Agent and Lenders to enter into this Amendment, each Borrower represents, warrants, and covenants, as applicable, as follows:

3.1

No Claims. Each Borrower represents and warrants that it has no claims, counterclaims, setoffs, actions or causes of actions, damages or liabilities of any kind or nature whatsoever whether at law or in equity, in contract or in tort, existing as of the date of this Amendment (collectively, “Claims”) against Agent or Lender, their direct or indirect parent corporations or any direct or indirect Affiliates of such parent corporations, or any of the foregoing's respective directors, officers, employees, agents, attorneys and legal representatives, or the heirs, administrators, successors or assigns of any of them (collectively, “Lender Parties”) that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event (defined below). As an inducement to Agent and Lender to enter into this Amendment, each Borrower on behalf of itself, and all of its respective successors and assigns hereby knowingly and voluntarily releases and discharges all Lender Parties from any and all Claims, whether known or unknown in existence as of the date hereof, that directly or indirectly arise out of, are based upon or are in any manner connected with any Prior Related Event. As used herein, the term “Prior Related Event” means any transaction, event, circumstance, action, failure to act, occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun at any time prior to the Effective Date or occurred, existed, was taken, was permitted or begun in accordance with, pursuant to or by virtue of any of the terms of the Loan Documents or any documents executed in connection with the Loan Documents or which was related to or connected in any manner, directly or indirectly to the relationship between the Borrowers and Agent or Lender or to the extension of credit represented by the Loan Documents.

3.2

Authorization. Each Person executing this Amendment on behalf of a Borrower is a duly elected and acting manager or officer of such Borrower and is duly authorized by the board of directors, members or managers, as applicable, of such Borrower to execute and deliver this Amendment on behalf of such Borrower. The entry into and performance of this Amendment and the related documents have been duly authorized by each Borrower. Each Borrower has the full right, power and authority to enter into this Amendment and perform its respective obligations hereunder.

3.3

No Misrepresentations. No information or material submitted to Agent in connection with this Amendment contains any material misstatement or misrepresentation nor omits to state any material fact or circumstance.

3.4

No Conflicts. The execution and delivery of this Amendment and all deliveries required hereunder, and the performance by each Borrower of its obligations hereunder do not and will not conflict with any provision of law or the organizational documents of Borrowers or of any agreement binding upon Borrowers.

3.5	Enforceability. This Amendment and each of the related documents is a legal and valid and binding obligation of Borrowers, enforceable against Borrowers in accordance with its terms.

3.6	Events of Default. No Default or Event of Default is continuing under any of the Loan Documents.

3.7

Ratification. Except as expressly modified herein, the Loan Documents, as amended, are and remain in full force and effect. The Loan Documents are hereby ratified and confirmed as the continuing obligation of the Borrowers. The Borrowers hereby reaffirm and grant to the Agent a security interest in and lien upon all of the Collateral.

4.	Conditions Precedent. The closing and the effectiveness of this Amendment is subject to the following conditions precedent:

4.1	Amendment. Agent shall have received this Amendment duly executed by the Borrowers.

4.2

Meritor Guaranty. Agent shall have received an amendment to the guaranteed inventory agreement executed by Meritor, pursuant to which Meritor shall guaranty to Agent that, subject to the terms and conditions of such amendment, it shall purchase the Meritor Guaranteed Inventory free and clear of offsets through November 30, 2015.

4.3

Amendment Fee. Agent shall have received payment of, or shall have debited from Borrowers’ Accounts, the $500,000 fee earned in connection with the execution of Amendment No. 3 to Loan Documents among Borrowers, Lenders, and Agent, dated June 29, 2015 (“Amendment No. 3”) as set forth in Section 7.16 of such amendment.

4.4

Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with this Amendment and the related documentation shall be satisfactory in form and substance to Agent and its counsel.

5.	Amended and Restated Post-Closing Covenants. The following covenants shall amend and restate the post-closing conditions contained in Sections 7.14 and 7.15 of Amendment No. 3:

5.1

Refinancing Documents. On or before October 20, 2015, the Borrowers shall have received, and shall have provided to Agent, a set of loan documents substantially reflecting the mutual agreement in principle of the Borrowers and its prospective lender (who is reasonably acceptable to Agent based upon its financial strength metrics and its wherewithal to close such a transaction) in form and substance reasonably acceptable to Agent, evidencing that upon execution of such documents, Borrowers shall repay the Obligations in full on or before October 30, 2015; provided that Borrowers shall immediately notify Agent in the event that Borrowers are advised at any time and in any manner that the lenders currently preparing such loan documents have elected to not pursue the extension of a loan to Borrowers, which event shall be deemed to be an Event of Default.

5.2	Repayment. Borrowers shall cause all Obligations to be repaid in full on or before October 30, 2015.

6.	Fees

6.1

Fee Deferral. Agent hereby acknowledges and agrees that the payment of the fee set forth in Section 7.5.2 of Amendment No. 2 to Loan Documents dated March 12, 2015 among Borrowers, Lenders, and Agent shall be deferred until the earlier of October 30, 2015 or payment in full of the Obligations.

6.2

Accommodation Fee. Borrowers hereby agree that Agent shall have earned in full on October 5, 2015, an accommodation fee in the amount of $500,000 as of the date hereof, which fee shall be due and payable in full on October 30, 2015; provided, however, that if the Obligations are paid in full on or before October 30, 2015, such fee shall be waived.

7.

Security Interest. As security for the payment and performance of the Obligations, and satisfaction by the Borrowers of all covenants and undertakings contained in the Loan Agreement and other Loan Documents, each of the Borrowers reconfirms the prior grant of the security interest in and first priority, perfected lien in favor of Agent, for its benefit and the benefit of each Lender, upon and to, all of its right, title and interest in and to the Collateral, whether now owned or hereafter acquired, created or arising and wherever located, and, to the extent not previously granted, hereby grants in favor of Agent, for its benefit and the benefit of each Lender, a lien and security interest in each Borrower’s right, title, and interest in and to the litigation between Dana Limited and Sypris Technologies, Inc., and any Affiliates.

8.	General.

8.1

This Amendment constitutes an “Other Document” as defined in the Loan Agreement. The Loan Documents are hereby modified to include this Amendment within the definition of the term “Other Documents” or “Loan Documents” as used therein.

8.2	All representations and warranties made by Borrowers herein will survive the execution and delivery of this Amendment.

8.3	This Amendment will be binding upon and inure to the benefit of Borrowers, Agent, and Lender and their respective successors and assigns.

8.4	This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

8.5

This Amendment and the documents and instruments to be executed hereunder constitute the entire agreement among the parties with respect to the subject matter hereof and shall not be amended, modified or terminated except by a writing signed by the party to be charged therewith.

8.6

Each Borrower agrees to execute such other instruments and documents and provide Agent with such further assurances as Agent may reasonably request to more fully carry out the intent of this Amendment.

8.7

This Amendment may be executed in a number of identical counterparts. If so, each such counterpart shall collectively constitute one agreement. Any signature delivered by a party by facsimile transmission or other electronic means shall be deemed to be an original signature hereto.

8.8	No provision of this Amendment is intended or shall be construed to be for the benefit of any third party.

8.9	THE PARTIES EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AMENDMENT.

8.10

EACH BORROWER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT SUCH BORROWER MAY HAVE TO CLAIM OR RECOVER FROM THE AGENT OR ANY LENDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

Signature Page Follows

Executed and effective

as of the Effective Date

SYPRIS SOLUTIONS, INC.

as Borrower

By:/s/ John R. McGeeney

Name: John R. McGeeney

Title: Vice President, General Counsel, and Secretary

SYPRIS TECHNOLOGIES, INC.

SYPRIS ELECTRONICS, LLC

SYPRIS DATA SYSTEMS, INC.

SYPRIS TECHNOLOGIES MARION, LLC

SYPRIS TECHNOLOGIES KENTON, INC.

SYPRIS TECHNOLOGIES MEXICAN HOLDINGS, LLC

SYPRIS TECHNOLOGIES NORTHERN, INC.

SYPRIS TECHNOLOGIES SOUTHERN, INC. SYPRIS TECHNOLOGIES INTERNATIONAL, INC.

as Borrowers

By:/s/ John R. McGeeney

Name: John R. McGeeney

Title: General Counsel

PNC BANK, NATIONAL ASSOCIATION,

as Lender and Agent

By: /s/ Jay Danforth

Name: Jay Danforth

Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 4 TO LOAN DOCUMENTS]